Exhibit 99.1

FOR IMMEDIATE RELEASE:

Golub Capital BDC, Inc. Declares Fiscal Year 2017 Fourth Quarter Distribution of $0.32 Per Share and Announces Fiscal Year 2017 Third Quarter Financial Results

NEW YORK, NY, August 7, 2017 - Golub Capital BDC, Inc., a business development company (NASDAQ: GBDC), today announced its financial results for its third fiscal quarter ended June 30, 2017.

Except where the context suggests otherwise, the terms "we," "us," "our," and "Company" refer to Golub Capital BDC, Inc. and its consolidated subsidiaries. "GC Advisors" refers to GC Advisors LLC, our investment adviser.

SELECTED FINANCIAL HIGHLIGHTS

(in thousands, expect per share data)
	June 30, 2017	March 31, 2017
Investment portfolio, at fair value	$1,801,808	$1,734,005
Total assets	$1,855,039	$1,784,227
Net asset value per share	$16.01	$15.88

	Quarter Ended
	June 30, 2017	March 31, 2017
Investment income	$35,408	$33,557
Net investment income	$17,808	$16,547
Net gain (loss) on investments and secured borrowings	$2,303	$4,193
Net increase in net assets resulting from operations	$20,111	$20,740

Earnings per share	$0.35	$0.38
Net gain (loss) on investments and secured borrowings per share	$0.04	$0.08
Net investment income per share	$0.31	$0.30
Accrual for capital gain incentive fee per share	$0.01	$0.02
Net investment income before capital gain incentive fee accrual per share (1)	$0.32	$0.32

(1) As a supplement to U.S. generally accepted accounting principles ("GAAP") financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee, which is not contractually payable under the terms of the Company's investment advisory agreement with GC Advisors.

Third Fiscal Quarter 2017 Highlights

•
Net increase in net assets resulting from operations for the quarter ended June 30, 2017 was $20.1 million, or $0.35 per share, as compared to $20.7 million, or $0.38 per share, for the quarter ended March 31, 2017;

•	Net investment income for the quarter ended June 30, 2017 was $17.8 million, or $0.31 per share, as compared to $16.5 million, or $0.30 per share, for the quarter ended March 31, 2017;

•
Net investment income for the quarter ended June 30, 2017 excluding a $0.6 million accrual for the capital gain incentive fee under GAAP was $18.4 million, or $0.32 per share, as compared to $17.4 million, or $0.32 per share, when excluding a $0.9 million accrual for the capital gain incentive fee under GAAP for the quarter ended March 31, 2017;

•
Net gain on investments and secured borrowings for the quarter ended June 30, 2017 was $2.3 million, or $0.04 per share, as compared to a net gain of $4.2 million, or $0.08 per share, for the quarter ended March 31, 2017; and

•	Our board of directors declared on August 2, 2017 a quarterly distribution of $0.32 per share payable on September 29, 2017 to stockholders of record as of September 6, 2017.

Portfolio and Investment Activities

As of June 30, 2017, the Company had investments in 188 portfolio companies with a total fair value of $1,692.9 million and had investments in Senior Loan Fund LLC (“SLF”) with a total fair value of $108.9 million. This compares to the Company’s portfolio as of March 31, 2017, as of which date the Company had investments in 185 portfolio companies with a total fair value of $1,617.9 million and investments in SLF with a total fair value of $116.1 million. Investments in portfolio companies as of June 30, 2017 and March 31, 2017 consisted of the following:

	As of June 30, 2017			As of March 31, 2017
	Investments	Percentage of		Investments	Percentage of
Investment	at Fair Value	Total		at Fair Value	Total
Type	(In thousands)	Investments		(In thousands)	Investments
Senior secured	$192,123	10.7%		$192,578	11.1%
One stop	1,429,917	79.4		1,341,899	77.4
Second lien	9,434	0.5		19,053	1.1
Subordinated debt	58	0.0	*	1,783	0.1
LLC equity interests in SLF	108,879	6.0		116,130	6.7
Equity	61,397	3.4		62,562	3.6
Total	$1,801,808	100.0%		$1,734,005	100.0%

*	Represents an amount less than 0.1%.
The following table shows the asset mix of our new investment commitments for the three months ended June 30, 2017:

	For the three months ended June 30, 2017
	New Investment
	Commitments	Percentage of
	(In thousands)	Commitments

Senior secured	$27,678	11.5%
One stop	212,465	87.8
Equity securities	1,795	0.7
Total new investment commitments	$241,938	100.0%

Overall, total investments at fair value increased by 3.9%, or $67.8 million, during the three months ended June 30, 2017 after factoring in debt repayments, sales of securities, net fundings on revolvers and net change in unrealized gain (loss). Total investments at fair value held by SLF decreased by 8.1%, or $28.4 million, after factoring in debt repayments, sales of securities, net fundings on revolvers and net change in unrealized gain (loss).

For the three months ended June 30, 2017, the weighted average annualized investment income yield (which includes interest and fee income and amortization of capitalized fees and discounts) and the weighted average annualized income yield (which excludes income resulting from amortization of capitalized fees and discounts) on the fair value of earning portfolio company investments in the Company’s portfolio were 8.7% and 7.9%, respectively.

Consolidated Results of Operations

Total investment income for the quarters ended June 30, 2017 and March 31, 2017 was $35.4 million and $33.6 million, respectively. This $1.8 million increase was primarily attributable to accelerated accretion of discounts and an increase in prepayment fees resulting from increased debt investment payoffs during the quarter ended June 30, 2017. These increases were partially offset by a decline in income from our investment in SLF that was attributable to a decline in the credit performance of SLF’s portfolio.

Total expenses for the quarters ended June 30, 2017 and March 31, 2017 were $17.6 million and $17.0 million, respectively. This $0.6 million increase was primarily attributable to an increase in interest and other debt financing expenses driven by an increase in the London Interbank Offered Rate, or LIBOR, which is the index that determines the interest rate on our floating rate liabilities.

During the quarter ended June 30, 2017, the Company recorded a net realized loss of $3.2 million and recorded net unrealized appreciation of $5.5 million. The net realized loss was primarily due to the sale of a debt and equity investment in a single portfolio company, which was partially offset by the gain on the sale of five equity investments. The net unrealized appreciation was due to the reversal of unrealized depreciation associated with the sale of the portfolio company investment driving the realized loss coupled with the rise in market prices on several middle market debt and equity investments.

Liquidity and Capital Resources

The Company’s liquidity and capital resources are derived from the Company’s debt securitizations, U.S. Small Business Administration (“SBA”) debentures, revolving credit facilities and cash flow from operations. The Company’s primary uses of funds from operations include investments in portfolio companies and payment of fees and other expenses that the Company incurs. The Company has used, and expects to continue to use, its debt securitizations, SBA debentures, revolving credit facilities, proceeds from its investment portfolio and proceeds from offerings of its securities and its dividend reinvestment plan to finance its investment objectives.

As of June 30, 2017, the Company had cash and cash equivalents of $12.8 million, restricted cash and cash equivalents of $33.0 million and $883.8 million of debt and secured borrowings outstanding. As of June 30, 2017, the Company had $80.6 million of remaining commitments and $35.9 million available for additional borrowings on its senior secured revolving credit facility with Wells Fargo Bank, N.A., as lender and administrative agent (“Credit Facility”), subject to leverage and borrowing base restrictions. As of June 30, 2017, through our SBIC licensees, we had $62.0 million of debenture commitments, of which $34.0 million was available to be drawn, subject to customary SBA regulatory requirements.

On June 6, 2017, the Company entered into an agreement to sell 1,750,000 shares of its common stock pursuant to an underwritten, public offering at a price to the Company of $18.71 per share. On July 5, 2017, the Company sold an additional 220,221 shares of its common stock pursuant to the underwriter's partial exercise of the option the Company granted in connection the sale of shares in June 2017.

On July 28, 2017, Golub Capital BDC Funding LLC, a wholly-owned subsidiary of the Company, entered into an amendment to the documents governing the Credit Facility which amendment, was effective as of July 28, 2017 and, among other things, (a) extended the expiration of the reinvestment period from July 29, 2017 to September 27, 2017 and (b) extended the stated maturity date to September 28, 2020. The size, interest rate and other material terms of the Credit Facility were unchanged.

On August 2, 2017, the Company’s Board of Directors declared a quarterly distribution of $0.32 per share, payable on September 29, 2017 to holders of record as of September 6, 2017.

Portfolio and Asset Quality

GC Advisors regularly assesses the risk profile of each of the Company’s investments and rates each of them based on an internal system developed by Golub Capital and its affiliates. This system is not generally accepted in our industry or used by our competitors. It is based on the following categories, which we refer to as GC Advisors’ internal performance ratings:

Internal Performance Ratings
Rating	Definition
5	Involves the least amount of risk in our portfolio. The borrower is performing above expectations, and the trends and risk factors are generally favorable.
4	Involves an acceptable level of risk that is similar to the risk at the time of origination. The borrower is generally performing as expected, and the risk factors are neutral to favorable.
3
Involves a borrower performing below expectations and indicates that the loan’s risk has increased somewhat since origination. The borrower may be out of compliance with debt covenants; however, loan payments are generally not past due.

2
Involves a borrower performing materially below expectations and indicates that the loan’s risk has increased materially since origination. In addition to the borrower being generally out of compliance with debt covenants, loan payments may be past due (but generally not more than 180 days past due).

1
Involves a borrower performing substantially below expectations and indicates that the loan’s risk has substantially increased since origination. Most or all of the debt covenants are out of compliance and payments are substantially delinquent. Loans rated 1 are not anticipated to be repaid in full and we will reduce the fair market value of the loan to the amount we anticipate will be recovered.

Our internal performance ratings do not constitute any rating of investments by a nationally recognized statistical rating organization or represent or reflect any third-party assessment of any of our investments.

The following table shows the distribution of the Company’s investments on the 1 to 5 internal performance rating scale at fair value as of June 30, 2017 and March 31, 2017:

	June 30, 2017		March 31, 2017
Internal	Investments	Percentage of	Investments		Percentage of
Performance	at Fair Value	Total	at Fair Value		Total
Rating	(In thousands)	Investments	(In thousands)		Investments
5	$212,063	11.8%	$218,405		12.6%
4	1,377,526	76.5	1,298,557		74.9
3	209,231	11.6	212,322		12.2
2	240	0.0 *	4,781		0.3
1	2,748	0.1	(60)	(1)	0.0 *
Total	$1,801,808	100.0%	$1,734,005		100.0%

*	Represents an amount less than 0.1%.

(1)	The negative fair value is the result of an unfunded commitment being valued below par.

Conference Call

The Company will host an earnings conference call at 10:00 a.m. (Eastern Time) on Tuesday, August 8, 2017 to discuss the quarterly financial results. All interested parties may participate in the conference call by dialing (888) 222-1074 approximately 10-15 minutes prior to the call; international callers should dial (303) 223-4391. Participants should reference Golub Capital BDC, Inc. when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Resources link on the homepage of our website (www.golubcapitalbdc.com) and click on the Quarter Ended 6.30.17 Investor Presentation under Events/Presentations. An archived replay of the call will be available shortly after the call until 12:00 p.m. (Eastern Time) on September 7, 2017. To hear the replay, please dial (800) 633-8284. International dialers, please dial (402) 977-9140. For all replays, please reference program ID number 21855288.

Golub Capital BDC, Inc. and Subsidiaries
Consolidated Statements of Financial Condition
(In thousands, except share and per share data)

	June 30, 2017	March 31, 2017
Assets	(unaudited)	(unaudited)
Investments, at fair value (cost of $1,781,227 and $1,718,936, respectively)	$1,801,808	$1,734,005
Cash and cash equivalents	12,827	4,614
Restricted cash and cash equivalents	33,042	39,330
Interest receivable	5,871	6,013
Receivable from investments sold	1,317	—
Other assets	174	265
Total Assets	$1,855,039	$1,784,227

Liabilities
Debt	$883,400	$863,650
Less unamortized debt issuance costs	4,284	4,921
Debt less unamortized debt issuance costs	879,116	858,729
Secured borrowings, at fair value (proceeds of $403 and $445, respectively)	406	448
Interest payable	6,274	3,637
Management and incentive fees payable	13,404	12,328
Accounts payable and accrued expenses	2,264	1,940
Payable for open trades	5,294	190
Accrued trustee fees	62	74
Total Liabilities	906,820	877,346

Net Assets
Preferred stock, par value $0.001 per share, 1,000,000 shares authorized, zero shares issued and outstanding as of June 30, 2017 and March 31, 2017	—	—
Common stock, par value $0.001 per share, 100,000,000 shares authorized, 59,235,174 and 57,103,423 shares issued and outstanding as of June 30, 2017 and March 31, 2017, respectively	59	57
Paid in capital in excess of par	932,970	893,388
Undistributed net investment income	3,862	4,411
Net unrealized appreciation (depreciation) on investments and secured borrowings	23,247	17,735
Net realized gain (loss) on investments and secured borrowings	(11,919)	(8,710)
Total Net Assets	948,219	906,881
Total Liabilities and Total Net Assets	$1,855,039	$1,784,227

Number of common shares outstanding	59,235,174	57,103,423
Net asset value per common share	$16.01	$15.88

Golub Capital BDC, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except share and per share data)
	Three months ended
	June 30, 2017	March 31, 2017
	(unaudited)	(unaudited)
Investment income
Interest income	$33,249	$30,954
Dividend income	1,169	2,425
Fee income	990	178

Total investment income	35,408	33,557

Expenses
Interest and other debt financing expenses	8,099	7,674
Base management fee	6,059	5,848
Incentive fee	2,073	2,110
Professional fees	638	717
Administrative service fee	595	524
General and administrative expenses	136	130

Total expenses	17,600	17,003

Net investment income - before excise tax	17,808	16,554
Excise tax	—	7
Net investment income - after excise tax	17,808	16,547
Net gain (loss) on investments and secured borrowings
Net realized gain (loss) on investments	(3,209)	686
Net change in unrealized appreciation (depreciation) on investments and secured borrowings	5,512	3,507

Net gain (loss) on investments and secured borrowings	2,303	4,193

Net increase in net assets resulting from operations	$20,111	$20,740

Per Common Share Data
Basic and diluted earnings per common share	$0.35	$0.38
Dividends and distributions declared per common share	$0.32	$0.32
Basic and diluted weighted average common shares outstanding	57,719,505	55,395,179

ABOUT GOLUB CAPITAL BDC, INC.

Golub Capital BDC, Inc. (“Golub Capital BDC”) is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Golub Capital BDC invests primarily in senior secured and one stop loans of U.S. middle-market companies that are often sponsored by private equity investors. Golub Capital BDC’s investment activities are managed by its investment adviser, GC Advisors LLC, an affiliate of the Golub Capital group of companies ("Golub Capital").

ABOUT GOLUB CAPITAL

Golub Capital is a nationally recognized credit asset manager with over $20 billion of capital under management. For over 20 years, the firm has provided credit to help medium-sized U.S. businesses grow. The firm’s award-winning middle market lending business helps provide financing for middle market companies and their private equity sponsors. Golub Capital’s credit expertise also forms the foundation of its Late Stage Lending and Broadly Syndicated Loan businesses. Golub Capital has worked hard to build a reputation as a fast, reliable provider of compelling financing solutions, and we believe this has inspired repeat clients and investors. Today, the firm has over 300 employees with lending offices in Chicago, New York and San Francisco. For more information, please visit www.golubcapital.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Golub Capital BDC, Inc. undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Ross Teune
312-284-0111
rteune@golubcapital.com

Source: Golub Capital BDC, Inc.